EXHIBIT 21

                       SUBSIDIARIES OF CYGNE DESIGNS, INC.


                                                        JURISDICTION OF
                                                        ORGANIZATION OF
SUBSIDIARY                                              INCORPORATION
----------                                              -------------

Sportswear International (USA), Inc.                    Delaware
CTB Limited                                             British Virgin Islands
Cygne Guatemala, S.A.                                   Guatemala
JMB Internacional, S.A.                                 Guatemala
C.M. Israel Sewing Houses Ltd.                          Israel
M.T.G.I. - Textile Manufacturers Group
   (Israel) Limited                                     Israel
Wear & Co. S.r.l.                                       Italy
AC Services, Inc.                                       Delaware
MBS Company                                             Delaware
Cygne Group (F.E.) Limited                              Hong Kong
Fenn, Wright & Manson Incorporated                      New York
HKN (US) Inc.                                           New York
Wear & Co. International, Inc.                          Delaware